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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 8, 2001

                       Super Vision International, Inc.
            (Exact Name of Registrant as specified in its charter)

       Delaware                        0-23590                    59-3046866
       --------                        -------                    ----------
(State of Incorporation)        (Commission File No.)           (IRS Employer
                                                                  ID Number)

                 8210 Presidents Drive, Orlando, Florida 32009
                   (Address of Principal Executive Offices)

                 Registrant's telephone number: (407) 857-9900

Item 4.  Changes in Registrant's Certifying Accountant.

(a) On October 8, 2001, Super Vision International, Inc. (the "Company") engaged the accounting firm of Gallogly, Fernandez & Riley, LLP as its new independent public accountants and dismissed Ernst & Young LLP. The decision to change the Company's accounting firm was approved by the Audit Committee of the Company's Board of Directors and the Board of Directors.

(b) During the two most recent fiscal years ended December 31, 2000 and 1999 and the subsequent interim reporting periods from the last audit date of December 31, 2000, through and including the termination date of October 8, 2001, there were no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, or any reportable events.

(c) The report of Ernst & Young LLP on the financial statements of the Company for the past two fiscal years ended December 31, 2000 and 1999, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.
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(d)   The Company has not consulted with Gallogly, Fernandez &, Riley, LLP during the last two fiscal years ended December 31, 2000 and 1999 or during the subsequent interim reporting periods from the last audit date of December 31, 2000, through and including the termination date of October 8, 2001, on either the application of accounting principles or type of opinion Gallogly, Fernandez & Riley, LLP might issue on the Company's financial statements.

(e) The Company has requested Ernst & Young LLP to furnish a letter addressed to the Securities and Exchange Commission ("SEC") stating whether Ernst & Young LLP agrees with the above statements made by the Company. A copy of this letter addressed to the SEC, dated October 10, 2001, is filed as
      Exhibit 16 to this Form 8-K.

Item 7.  Financial Statements and Exhibits

Exhibit 16. Letter of Ernst & Young LLP regarding the change in certifying accountant.

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Super Vision International, Inc.


Date: October 10, 2001                By:  /s/ Brett M. Kingstone
                                         ----------------------------------
                                         Brett M. Kingstone, Chairman and
                                         Chief Executive Officer